Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Employee Directors’ Compensation Plan of American Financial Group, Inc. of our report dated February 12, 2004, with respect to the consolidated financial statements and schedules of American Financial Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                  /s/ Ernst & Young LLP

Cincinnati, Ohio
June 25, 2004